UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2007

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 26, 2007, we provided notice to The Bank of New York Trust Company, N.A., the trustee of our $300 million 9.625% Senior Subordinated Notes Due 2012 (the "9.625% Notes"), of our intention to redeem the 9.625% Notes on March 15, 2007 at a price of 104.813% for all notes outstanding.

In December 2006, we completed a $375 million 7.75% Senior Subordinated Note offering with the intention of refinancing the 9.625% notes. The proceeds from the offering of 7.75% notes were temporarily used to repay amounts outstanding under our revolving credit agreement in the U.S. and a portion of our U.S. floorplan borrowings. We intend to fund the aggregate redemption price of the Notes (estimated to be $314 million) principally with U.S. floor plan borrowings.

In addition, our Board of Directors has approved a dividend in the amount of $0.07 per share payable March 1, 2007 to shareholders of record as of February 12, 2007.

Both of these matters are discussed more fully in the respective press releases incorporated herein and attached hereto as Exhibits 99.1. and 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release

99.2 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

January 31, 2007	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Press Release